Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-116711 on Form S-3 and No. 333-99043 on Form S-8 of our reports dated February 28, 2008, relating to the financial statements of Cedar Fair, L.P, and the effectiveness of Cedar Fair, L.P.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cedar Fair, L.P. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

February 28, 2008

82